                                                                      EXIBIT (a)

                      MONTHLY CERTIFICATEHOLDERS' STATEMENT
                          Discover Card Master Trust I
                         Series 1993-1 Monthly Statement
                      Class A Certificate CUSIP #25466KAA7
                      Class B Certificate CUSIP #25466KAB5

Trust Distribution Date: December 16, 1996        Due Period Ending: November 30, 1996

Pursuant to the Series Supplement dated as of October 27, 1993 relating to the Pooling and Servicing Agreement dated as of October 1, 1993 by and between Greenwood Trust Company and First Bank National Association, as Trustee, the Trustee is required to prepare certain information each month regarding current distributions to Certificateholders and the performances of the Trust. The information for the Due Period and the Trust Distribution Date listed above is set forth below:

1. Payments for the benefit of Series Investors this Due Period (per $1000 of Class Initial Investor Interest)

 Series  1993-1                                 Total        Interest         Principal
    Class A      31 days at 5.645000000%    $4.860972222    $4.860972222    $0.000000000

    Class B      30 days at 5.300000000%    $4.416666667    $4.416666667    $0.000000000

2. Principal Receivables at the end of the Due Period

 (a) Aggregate Investor Interest                       $12,275,796,676.00
     Seller Interest                                    $2,419,383,089.58

     Total Master Trust                                $14,695,179,765.58


 (b) Group One Investor Interest                       $10,175,796,676.00

 (c) Group Two Investor Interest                        $2,100,000,000.00

 (d) Series 1993-1 Investor Interest                      $797,873,000.00

 (e) Class A Investor Interest                            $750,000,000.00

    Class B Investor Interest                             $47,873,000.00

3. Allocation of Receivables Collected During the Due Period

                                        Finance Charge           Principal           Yield
                                        Collections              Collections         Collections
 (a) Allocation of Collections between Investor and Seller

     Aggregate Investor Allocation.     $205,194,446.68          $1,377,656,130.97   $0.00

     Seller:                            $36,409,752.87           $244,451,641.27     $0.00

 (b) Group One Allocation               $170,089,356.49          $1,141,963,871.66   $0.00

 (c) Group Two Allocation               $35,105,090.19           $235,692,259.31     $0.00

 (d) Series 1993-1 Allocations          $13,336,551.82           $89,540,349.03      $0.00

 (e) Class A Allocations                $12,539,257.96           $84,187,393.38      $0.00

     Class B Allocations                $797,293.86              $5,352,955.65       $0.00

4. Information Concerning the Series Principal Funding Accounts ("SPFA")

           Deposits into the SPFAs
                        This Due       Total    Deposit Deficit   Investment
                          Period      Deposits       Amount         Income
   Series 1993-1          $0.00        $0.00         0.00           $0.00

5. Information Concerning Amount of Controlled Liquidation Payments

                                                            Total Payments
                            Amount Paid     Deficit Amount   Through This
                         This Due Period   This Due Period    Due Period
   Series 1993-1             $0.00            $0.00             $0.00

6. Information Concerning the Series Interest Funding Accounts ("SIFA")

                                         Deposits Into the
                                           SIFAs This
                                           DuePeriod         SIFA Balance
   Series 1993-1                        $3,857,168.25            $0.00

7. Pool Factors

                                                                 This Due Period
          Class A                                                1.00000000

          Class B                                                1.00000000

8. Investor Charged-Off Amount

                                                                      Cumulative
                                                                       Investor
                                                                     Charged-Off
                                                This Due Period         Amount
      (a) Group One                           $61,653,905.03            $0.00

      (b) Group Two                           $12,724,875.57            $0.00

      (c) Series 1993-1                        $4,834,226.64            $0.00

      (d) Class A                              $4,545,223.96            $0.00

          Class B                                $289,002.68            $0.00

9. Investor Losses This Due Period

                                                               Per $1,000 of
                                                             Original Invested
                                                   Total        Principal
      (a) Group One                                $0.00          $0.00

      (b) Group Two                                $0.00          $0.00

      (c) Series 1993-1                            $0.00          $0.00

      (d) Class A                                  $0.00          $0.00

          Class B                                  $0.00          $0.00

10. Reimbursement of Investor Losses This Due Period

                                                              Per $1,000 of
                                                            Original Invested
                                                    Total       Principal
      (a) Group One                                $0.00          $0.00

      (b) Group Two                                $0.00          $0.00

      (c) Series 1993-1                            $0.00          $0.00

      (d) Class A                                  $0.00          $0.00

          Class B                                  $0.00          $0.00

11. Aggregate Amount of Unreimbursed Investor Losses

                                                               Per $1,000 of
                                                             Original Invested
                                                   Total         Principal
      (a) Group One                                $0.00          $0.00

      (b) Group Two                                $0.00          $0.00

      (c) Series 1993-1                            $0.00          $0.00

      (d) Class A                                  $0.00          $0.00

          Class B                                  $0.00          $0.00

12. Investor Monthly Servicing Fee Payable at the end of the Due Period

      (a) Group One                                           $16,959,661.13

      (b) Group Two                                            $3,500,000.00

      (c) Series 1993-1                                        $1,329,788.33

      (d) Class A                                              $1,250,000.00

          Class B                                                 $79,788.33

13. Class Available Subordinated Amount at the end of the Due Period

                                                                 As a Percentage
                                                                   of Class A
                                                     Total       Invested Amount

          Series 1993-1 Class B                 $63,829,840.00         8.5106%

14. Total Available Credit Enhancement Amounts

                                               Shared Amount   Class B Amount

    Maximum Amount                           $19,946,825.00   $15,957,460.00

    Available Amount                         $19,946,825.00   $15,957,460.00

    Amount of Drawings on Credit Enhancement
     for this Due Period                              $0.00            $0.00

15. Delinquency Summary

    End of Due Period Master Trust Receivables Outstanding    $14,934,759,953.48

                     Delinquent Amount      Percentage of Ending
    Payment Status     Ending Balance      Receivables Outstanding

    30-59 days        $452,634,285.67          3.03%

    60-179 days       $693,956,802.39          4.65%


                               FIRST BANK NATIONAL ASSOCIATION
                               as Trustee


                             BY:
                                 ---------------------------
                                      Vice President

                     MASTER SERVICER'S CERTIFICATE STATEMENT

                          Discover Card Master Trust I

                         Series 1993-1 Monthly Statement

                                   CREDIT CARD
                            PASS-THROUGH CERTIFICATES

     The undersigned, a duly authorized representative of Greenwood Trust Company ("Greenwood"), as Master Servicer pursuant to the Pooling & Servicing Agreement dated as of October 1, 1993 (the"Pooling & Servicing Agreement") and the Series Supplement, dated as of October 27, 1993 (the "Series Supplement") by and between Greenwood and First Bank National Association, as Trustee, does hereby certify as follows with respect to the Supplement Discover Card Master Trust I, Series 1993-1 Master Trust Certificates for the Distribution Date occurring on December 16, 1996:

 1.  Greenwood is Master Servicer under the Pooling and Servicing Agreement.

 2.  The undersigned is a Servicing Officer of Greenwood as Master Servicer.

 3.  The aggregate amount of Collections processed during the related Due
     Period is equal to                                                         $1,863,711,971.74

 4.  The aggregate amount of Class A Principal Collections processed during
     the related Due Period is equal to                                            $84,187,393.38

 5.  The aggregate amount of Class A Finance Charge Collections processed
     during the related Due Period is equal to                                     $12,539,257.96

 6a. The aggregate amount of Class A Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                     $0.00

 6b. The aggregate amount of Class A Additional Funds for this Distribution
     date is equal to                                                                       $0.00

 7. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class A Required Amount Shortfall                             $0.00
          is equal to

     (b)  with respect to the Class A Cumulative Investor Charged-Off                       $0.00
          Amount is equal to

     (c)  with respect to the Class A Investor Interest is equal to                         $0.00

 8.  The sum of all amounts payable to the Class A Certificateholders
     on the current Distribution Date is equal to                                   $3,645,729.17


 9.  The aggregate amount of Class B Principal Collections processed during
     the related Due Period is equal to                                             $5,352,955.65

10.  The aggregate amount of Class B Finance Charge Collections processed
     during the related Due Period is equal to                                        $797,293.86

11a. The aggregate amount of Class B Principal Collections recharacterized as
     Series Yield Collections during the related Due Period is equal to                     $0.00

11b. The aggregate amount of Class B Additional Funds for this Distribution
     date is equal to                                                                       $0.00

12. The amount of drawings under the Credit Enhancement required to be made on the related Drawing Date pursuant to the Series Supplement:

     (a)  with respect to the Class B Required Amount Shortfall                             $0.00
          is equal to

     (b)  with respect to the Class B Cumulative Investor Charged-Off                       $0.00
          Amount is equal to

     (c)  with respect to the Class B Investor Interest is equal to                         $0.00

13.  The sum of all amounts payable to the Class B Certificateholders
     on the current Distribution Date is equal to                                     $211,439.08

14. Attached hereto is a true copy of the statement required to be delivered by the Master Servicer on the date of this Certificate to the Trustee pursuant to Section 16 of the Series Supplement.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered certificate this 16th day of December, 1996.



                          GREENWOOD TRUST COMPANY
                               as Master Servicer

                          By:
                             -------------------------
                          Vice President, Director of Accounting,
                          and Treasurer